EXHIBIT A TO SCHEDULE 13G
AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
     The undersigned persons, on February 2, 2010, agree and consent to the joint filing on their behalf of this Amendment No. 11 to Schedule 13G in connection with their beneficial ownership of the voting common stock of PHI, Inc.

WOODBOURNE PARTNERS, L.P., by its General Partner, CLAYTON MANAGEMENT COMPANY
/s/ John D. Weil
John D. Weil, President

CLAYTON MANAGEMENT COMPANY
/s/ John D. Weil
John D. Weil, President

/s/ John D. Weil
John D. Weil